Exhibit 99.4

CONSENT OF JOHN J. MIKULSKY

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 (the “Registration Statement”) filed by GigOptix, Inc. (“GigOptix”) with the Securities and Exchange Commission on March 4, 2011, and all supplements and amendments thereto (the “Registration Statement”), as a person about to become a director of GigOptix effective upon the completion of the merger as described in the Registration Statement.

/s/ John J. Mikulsky
Name: John J. Mikulsky Date: April 6, 2011